UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2008

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01              Other Events

               On March 12, 2008 Good Times Restaurants Inc. issued a press release announcing that its wholly owned subsidiary, Good Times Drive Thru Inc. had completed the acquisition of the assets of two existing Good Times Drive Thru franchised restaurants in Denver, Colorado owned by CEDA Enterprises, Inc., including the real estate underlying one of the restaurants.  Total consideration for the purchase of the restaurants of $1,355,000 included the elimination of notes receivable from the franchisee, cash and proceeds from a simultaneous sale leaseback transaction in which the land and building for one of the restaurants was sold for net proceeds of approximately $863,000 and leased back to the Company under a long term lease.

Item 9.01       Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated as of February 29, 2008 between Good Times Drive Thru Inc. and CEDA Enterprises Inc.
10.2	Letter Agreement dated as of February 29, 2008 between Good Times Drive Thru Inc. and CEDA Enterprises Inc. and CEJ Investments, LLC
99.1	Good Times Restaurants, Inc., Press Release dated March 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS IN C.

Date: March 12, 2008	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer
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